Exhibit 99.1

Execution Version

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of November 22, 2011, among Richard D. Kinder (“Buyer”) and the persons identified as “Sellers” on the signature pages hereto (each, a “Seller” and together, the “Sellers”).

WHEREAS, Sellers currently own certain shares of Class A Convertible Common Stock, par value $0.01 per share (“Class A Shares”), of Kinder Morgan Inc., a Delaware corporation (the “Company”);

WHEREAS, in connection with the transactions contemplated in this Agreement, each Seller shall cause such number of its Class A Shares to be converted into shares of Class P Common Stock, par value $0.01 per share, of the Company (“Class P Shares”) as is necessary to obtain the number of Class P Shares set forth next to such Seller’s name on Annex A hereto;

WHEREAS, the conversion of each Seller’s Class A Shares into Class P Shares shall occur in accordance with the Company’s Certificate of Incorporation dated as of February 10, 2011 (the “Certificate of Incorporation”), pursuant to a Conversion Notice delivered by such Seller in accordance with this Agreement;

WHEREAS, Buyer desires to purchase from Sellers, in the aggregate, 19,723,865 Class P Shares (collectively, the “Shares”), and each Seller desires to sell to Buyer the number of Class P Shares set forth next to its name on Annex A hereto; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

THE PURCHASE

Section 1.1 Purchase and Sale of the Securities. Upon the terms and subject to the conditions herein, each Seller agrees to sell, transfer, assign and convey to Buyer the number of Class P Shares set forth next to such Seller’s name on Annex A hereto, and Buyer agrees to purchase from each Seller, on the Closing Date (as defined in Section 2.1), the number of Class P Shares set forth next to such Seller’s name on Annex A hereto for the Purchase Price (as defined in Section 1.2).

Section 1.2 Purchase Price. Subject to the next sentence, the “Purchase Price” with respect to the Shares to be sold by each Seller shall be the amount set forth beside such Seller’s name in the third column of Annex A hereto. In the event the Closing Date occurs after any record date for the Company’s regular quarterly dividend following the date hereof, (i) the Weighted Average Per Share Net Sale Proceeds as set forth on Annex A for each Seller shall be reduced by the sum of the per share amounts of each such regular quarterly dividend declared by the Company with respect to any such record date that is due to such Seller, and (ii) the Purchase Price payable to each Seller (and the Aggregate Net Sale Proceeds to such Seller) shall then equal the product of (x) the Weighted Average Per Share Net Sale Proceeds set forth on Annex A for such Seller, reduced in accordance with clause (i) of this sentence, and (y) the number of Class P Shares set forth next to the name of such Seller on Annex A.

ARTICLE II.

CLOSING; CONDITIONS

Section 2.1 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, as soon as practicable, but in no event later than five (5) business days after the conditions described in Section 2.2 are satisfied (or waived by the parties entitled to waive them) or at such other time or place as may be mutually agreed to by the parties hereto. The actual date on which the Closing shall occur is herein referred to as the “Closing Date.” At the Closing, (i) Buyer shall deliver to each Seller, by wire transfer to a bank account designated by such Seller to Buyer not later than the close of business on the second business day immediately preceding the Closing Date, immediately available funds in the amount set forth next to such Seller’s name on Annex A hereto, and (ii) Sellers shall cause certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, to be delivered to Buyer or its designee. Buyer shall pay all stock transfer and documentary stamps, if any, arising under applicable law.

Section 2.2 Conditions to Closing. (a) Buyer’s Obligations. The obligations of Buyer to purchase the Shares from each Seller and to pay the Purchase Price to such Seller are subject to the satisfaction prior to or at the Closing (or the waiver of same by Buyer) of each of the following conditions precedent:

(i) Each of the representations and warranties made by such Seller in Section 3.1 shall have been true and correct when made and shall be true and correct at the Closing Date as though each such representation and warranty were made on and as of the Closing Date immediately prior to the Closing (except for those representations and warranties expressly made as of an earlier date, the truth and correctness of which shall be measured as of such earlier date).

(ii) Such Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(iii) Such Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a duly authorized officer of such Seller confirming the matters referred to in subsections (i) and (ii) of this Section 2.2(a).

(iv) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or legal prohibition preventing the consummation of the Closing shall be in effect.

(v) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the transactions contemplated hereby shall have expired or been terminated.

(vi) Such Seller shall have delivered to Buyer a certificate of non-foreign status that complies with Section 1445 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

(b) Sellers’ Obligations. The obligations of each Seller to sell, transfer, assign and convey the Shares to Buyer are subject to the satisfaction prior to or at the Closing (or waiver by such Seller) of each of the following conditions:

(i) Each of the representations and warranties made by Buyer in Section 3.2 shall have been true and correct when made and shall be true and correct on the Closing Date as though each such representation and warranty were made on and as of the Closing Date immediately prior to the Closing (except for those representations and warranties expressly made as of an earlier date, the truth and correctness of which shall be measured as of such earlier date).

(ii) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or before the Closing.

(iii) Buyer shall have delivered to such Seller a certificate dated the Closing Date and signed by Buyer confirming the matters referred to in subsections (i) and (ii) of this Section 2.2(b).

(iv) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or legal prohibition preventing the consummation of the Closing shall be in effect.

(v) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

(vi) Such Seller shall have received a written acknowledgement from the Company, in form and substance reasonably acceptable to such Seller, confirming: (A) that the Transfer by such Seller contemplated by this Agreement shall be deemed an All Cash Sale; (B) that the “aggregate Net Sale Proceeds” (as such term is contemplated by the Certificate of Incorporation (defined below)) in connection with the Transfer by such Seller pursuant to this Agreement shall be the amount as set forth beside such Seller’s name in the third column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2); (C) that the “weighted average per share Net Sale Proceeds” (as such term is contemplated by the Certificate of Incorporation) in connection with the Transfer by such Seller pursuant to this Agreement shall be the amount as set forth beside such Seller’s name in the fourth column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2); and (D) that all Conversion Instructions and instructions to the Transfer Agent (including all calculations contained therein) shall be in conformance with the foregoing. Capitalized terms used but not defined in this Section 2.2(b)(vi) shall have the meanings given to such terms in the Certificate of Incorporation.

ARTICLE III.

REPRESENTATION AND WARRANTIES

Section 3.1 Representations and Warranties of Sellers. Each Seller hereby represents and warrants to Buyer as to itself, on a several and not joint basis, as follows:

(a) Valid Existence. Such Seller is an entity duly formed and validly existing under the laws of the jurisdiction of its organization.

(b) Authorization; Enforcement. Such Seller has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. Such Seller has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Conflicts. The execution and delivery by such Seller of this Agreement do not, and the performance by such Seller of its obligations under this Agreement and the consummation by such Seller of the transactions contemplated hereby will not, (i) conflict with or result in any violation of, any organizational document of such Seller or (ii) cause a material breach of, or constitute a material default under, any material contract or agreement to which such Seller is party, except, in the case of clauses (i) and (ii), for such conflicts, breaches or defaults which would not have a material adverse effect on the ability of such Seller to enter into and perform its obligations under this Agreement.

(d) No Consents or Approvals. Assuming the truth and completeness of the representations and warranties of Buyer contained in Section 3.2 hereof, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller of the transactions contemplated hereby, other than consents the failure of which to obtain would not have a material adverse effect on the ability of such Seller to enter into and perform its obligations under this Agreement, and disclosure filings under the Securities Exchange Act of 1934, as amended.

(e) Ownership. (i) Such Seller has valid, legal, beneficial and record title to the number of Class A Shares set forth next to its name on Annex A hereto, and, following valid conversion of such Class A Shares into Class P Shares in accordance with the Company’s Certificate of Incorporation, will have valid, legal, beneficial and record title to the number of Class P Shares set forth next to its name on Annex A hereto, and (ii) upon the Closing, Buyer will have valid, legal, beneficial and record title to the Shares sold by such Seller, in each case free and clear of any liens, charges, encumbrances, security interests, pledges, options, agreements to sell, assign or transfer or other claims whatsoever (collectively, “Liens”), other than under this Agreement, the Company’s Certificate of Incorporation, that certain Shareholders Agreement dated as of February 10, 2011 (“Shareholders Agreement”) and the restrictions under applicable securities laws.

(f) Possession of Adequate Knowledge. Such Seller possesses such information concerning the Company and its business as it deems necessary in order to evaluate the merits of the transactions contemplated by this Agreement and is not relying on any representation or warranty, express or implied, from Buyer with respect to the value of the Shares or other merits of the transactions contemplated hereby.

(g) Advisers’ Fees. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller.

Section 3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Authorization; Enforcement. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution and delivery by Buyer of this Agreement do not, and the performance by Buyer of its obligations under this Agreement and the consummation by Buyer of the transactions contemplated hereby will not cause a material breach of, or constitute a material default under, any material contract or agreement to which Buyer is party, except for such conflicts, breaches or defaults which would not have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement.

(c) No Consents or Approvals. Assuming the truth and completeness of the representations and warranties of Sellers contained in Section 3.1 hereof, no consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby other than (i) the expiration or early termination of the waiting period under the HSR Act and (ii) consents the failure of which to obtain would not have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement, and disclosure filings under the Securities Exchange Act of 1934, as amended.

(d) No Reliance on Seller Representations. Buyer is purchasing the Shares based on its own knowledge of the Company and its business, and is not relying on any representation or warranty of the Sellers, express or implied, with respect to any matter relating to the Company or its business, or to the value of the Shares or other merits of the transaction contemplated hereby.

(e) Advisers’ Fees. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

(f) No Finance Condition. Buyer has access to and will have at the Closing sufficient funds to consummate the transactions contemplated by this Agreement and the availability of such funds is not subject to any conditions.

(g) No Distribution or Resale. Buyer represents that it is purchasing the Shares for its own account and not with a view to the distribution or resale thereof in violation of any applicable securities laws. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Buyer understands and acknowledges that the certificates which will be issued in respect of the Shares will contain a legend setting forth the foregoing restrictions.

ARTICLE IV.

COVENANTS

Section 4.1 Approvals. (a) On or before November 28, 2011, Buyer will, and will cause its representatives to, have substantially completed all filings required to be made by Buyer by governmental or quasi-governmental authorities and have executed substantially all documents, certifications, forms, etc., required by governmental or quasi- governmental authorities in order to obtain any approvals necessary for the consummation of the transactions contemplated hereby, in each case to the extent capable of being filed or executed as of right by such date pursuant to applicable statutes, rules and regulations. Buyer shall notify Sellers in writing of the satisfaction of the foregoing requirement by such date. Buyer shall upon filing its notification under the HSR Act give prompt notice to the Company of such filing as required under the HSR Act.

(b) Buyer shall provide each Seller with prompt notice of any material requests or inquiries made of Buyer by governmental or quasi-governmental authorities related in any way to such approvals, including copies of any written request or inquiry served upon them by any governmental or quasi-governmental authority (subject to redaction of confidential information). Between the date hereof and the Closing Date, Buyer will use its reasonable best efforts to obtain the approvals referred to in Section 4.1(a) as promptly as practicable, and each Seller will provide reasonable cooperation to Buyer with respect to same. The parties agree promptly to notify each other of all material developments of which they become aware with respect to the foregoing.

(c) Promptly, and in any event no later than one (1) business day following the expiration or early termination of the waiting period under the HSR Act, Buyer shall provide written notice thereof to Sellers.

Section 4.2 No Acquisitions. From the date hereof until the date the waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated, Buyer shall not, and shall cause its affiliates not to, enter into or consummate any acquisition, investment or other transaction which would be reasonably likely to have an adverse effect on the waiting period under the HSR Act. For the avoidance of doubt, the requirements of this Section 4.2 shall not apply to the Company or its subsidiaries.

Section 4.3 Conversion. (a) Promptly following receipt by each Seller of the notice referred to in Section 4.1(c) hereof, each Seller shall prepare and deliver to the Company and the Transfer Agent a Conversion Notice in connection with the All Cash Sale of the Shares contemplated hereby (the “Conversion Notice”). Each such Conversion Notice shall set forth (i) the aggregate number of Class P Shares being Transferred by such Seller, which shall be equal to the amount set forth beside such Seller’s name in the second column of Annex A; (ii) the “aggregate Net Sale Proceeds” receivable by such Seller, which shall be equal to the amount set forth beside such Seller’s name in the third column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2); and (iii) the “weighted average per share Net Sale Proceeds” in connection with the Transfer by such Seller, which shall be equal to the amount set forth beside such Seller’s name in the fourth column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2). The Conversion Notice shall also certify that the Transfer being effected in connection with the Conversion Notice will be effected in accordance with an exemption from the registration requirements of the Securities Act applicable to private resales and restricted securities, and shall instruct the Transfer Agent to affix to the certificates being issued in respect of the Shares a legend referenced in Section 3.2(g) hereof.

(b) In the event the Closing is not consummated with respect to the purchase of Shares from a particular Seller within five (5) business days (or such longer period as may be agreed by such Seller and the Company) following Voluntary Conversion of Class A Shares into Class P Shares occurring pursuant to Section D.2(a)(iii) of the Certificate of Incorporation such that the Class P Shares would revert back to Class A Shares as contemplated by the Certificate of Incorporation, (i) the condition set forth in Section 2.2(b)(vi) hereof shall not be deemed to have been satisfied with respect to such Seller and (ii) such Seller shall cause a new Conversion Notice, in each case on the terms set forth in Section 4.3(a), to be promptly delivered to the Company and the Transfer Agent.

(c) Buyer acknowledges and agrees, with respect to the sale of the Shares by each Seller hereunder, (i) that the Transfer by such Seller contemplated by this Agreement shall be deemed an All Cash Sale; (ii) that the “aggregate Net Sale Proceeds” (as such term is contemplated by the Certificate of Incorporation) in connection with the Transfer by such Seller pursuant to this Agreement shall be the amount as set forth beside such Seller’s name in the third column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2); and (iii) that the “weighted average per share Net Sale Proceeds” (as such term is contemplated by the Certificate of Incorporation) in connection with the Transfer by such Seller pursuant to this Agreement shall be the amount as set forth beside such Seller’s name in the fourth column of Annex A (subject to the adjustment contemplated by the second sentence of Section 1.2).

(d) Capitalized terms used but not defined in this Section 4.3 shall have the meanings given to such terms in the Certificate of Incorporation.

ARTICLE V.

TERMINATION

Section 5.1 Termination. (a) This Agreement may be terminated at any time prior to the Closing:

(i) by Buyer, with respect to its obligation to purchase the Shares from a Seller hereunder, upon ten (10) days prior written notice to such Seller, if such Seller has materially breached any of its covenants or agreements hereunder, and such breach has not been cured during such ten (10) day period;

(ii) by any Seller, with respect to its obligation to sell the Shares hereunder, upon ten (10) days prior written notice to Buyer, if Buyer has materially breached any of its covenants or agreements hereunder, and such breach has not been cured during such ten (10) day period; or

(iii) by any Seller, with respect to such Seller’s obligation to sell the Shares hereunder, on the one hand, or Buyer, on the other hand, if the Closing shall not have occurred by 11.59 p.m. EST on the five (5) month anniversary of the date hereof (the “Termination Date”); provided that the party seeking termination under this Section 5.1(a)(iii) is not in default or breach hereunder and has not failed to fulfill any obligation under this Agreement, which breach or failure has caused, or resulted in, the failure of the Closing to occur on or before the Termination Date.

(b) Consequences of Termination. In the event of the termination of this Agreement pursuant to Section 5.1(a), this Agreement shall thereafter cease to be of any force or effect, except that this Section 5.1(b) and Article VI (other than Sections 6.3, 6.5 and 6.13) shall survive such termination, and thereafter no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof; provided, however, that this sentence shall not relieve a party from liability for any breach of this Agreement.

ARTICLE VI.

FURTHER AGREEMENTS

Section 6.1 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 6.2 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (“Expenses”) shall be paid by the party incurring such Expenses (including, for the avoidance of doubt, in the case of Buyer all filing fees and other Expenses relating to the HSR Act). It is understood that the Sellers shall not seek reimbursement from the Company pursuant to the Shareholders Agreement or otherwise for their Expenses in relation to this transaction, but such fact shall not affect or prejudice in any way the ability of any Investor Shareholder (as defined in the Shareholders Agreement) to seek and obtain reimbursement of any fees or expenses to the extent provided for in the Shareholders Agreement or otherwise with respect to any other matter.

Section 6.3 Publicity. Between the date hereof and the Closing Date, the parties agree to consult with one another and to coordinate the issuance of any press release or similar public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby.

Section 6.4 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

Section 6.5 Cooperation. Subject to the terms and conditions of this Agreement, Sellers and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the terms of this Agreement and the transactions contemplated hereby.

Section 6.6 Notices. Any notice, demand, election, request, consent or communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by facsimile on a business day during normal business hours at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addressed for such communications shall be:

If to Buyer:		Richard D. Kinder
c/o Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas 77002
Facsimile: (713) 369-9410

with a copy to:		Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attn: R. Jay Tabor
Facsimile: (214) 746-7777

If to Sellers:		The addresses and facsimiles set forth next
to the Sellers’ names on Annex B hereto.

with a copy to:		Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
	Attn:	Edward Sonnenschein
Jennifer S. Perkins
Facsimile: (212) 751-4864

Any party hereto may from time to time change its address for notices under this Section 6.6 by giving notice of such changed address to the other parties hereto.

Section 6.7 Submission to Jurisdiction; Consent to Service of Process. With respect to any claim arising out of this Agreement, Sellers and Buyer each irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (the “Chosen Courts”), and agree that any disputes that may arise out of this Agreement shall be litigated in the Chosen Courts. Sellers and Buyer each irrevocably waive any objection which they may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any Chosen Court, irrevocably waive any claim that any such suit, action or proceeding brought in any Chosen Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such suit, action or proceeding brought in any Chosen Court, that such court does not have jurisdiction over such party. Sellers and Buyer each agree that service of process upon it in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 6.6. SELLERS AND BUYER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

Section 6.8 Interpretation. The headings contained in this Agreement are for convenience only and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 6.10 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings relating thereto.

Section 6.11 Severability. If any term, provision, covenant or restriction of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction, the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such invalidity, illegality, voidness or unenforceability would substantially impair the benefits of such remaining provisions of any party hereto.

Section 6.12 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party or exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.13 Specific Enforcement. Sellers and Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled by law or equity.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

BUYER:

By:

Name:	Richard D. Kinder

SELLERS:

CARLYLE PARTNERS IV KNIGHT, L.P.

By:	TC Group IV, L.P., its general partner

By:	TC Group IV Managing GP, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings L.L.C., its managing member

By:
	Name:	Daniel A. D’Aniello
Title:

CP IV COINVESTMENT, L.P.

By:	TC Group IV, L.P., its general partner

By:	TC Group IV Managing GP, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings L.L.C., its managing member

By:
	Name:	Daniel A. D’Aniello
Title:

/Signature Page to the Stock Purchase Agreement/

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	Carlyle Energy Coinvestment III GP, L.L.C., its General Partner

By:
	Name:	Daniel A. D’Aniello
Title:

/Signature Page to the Stock Purchase Agreement/

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	Carlyle Energy Coinvestment III GP, L.L.C., its General Partner

By:
Name:
Title:

CARLYLE/RIVERSTONE KNIGHT
INVESTMENT PARTNERSHIP, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:
Name: Pierre Lapeyre
Title: Authorized Person

C/R KNIGHT PARTNERS, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:
Name: Pierre Lapeyre
Title: Authorized Person

/Signature Page to the Stock Purchase Agreement/

C/R ENERGY III KNIGHT NON-U.S. PARTNERSHIP, L.P.

By:	Carlyle/Riverstone Energy Partners III, L.P., its General Partner

By:	C/R Energy GP III, LLC, its General Partner

By:
Name: Pierre Lapeyre
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	Riverstone Coinvestment GP LLC, its General Partner

By:
Name: Pierre Lapeyre
Title: Authorized Person

/Signature Page to the Stock Purchase Agreement/

HIGHSTAR II KNIGHT ACQUISITION SUB, L.P.

By:	Highstar Capital GP II, L.P., its General Partner

By:	Highstar Management II, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:
	Name:	Michael J. Miller
	Title:	Partner

/Signature Page to the Stock Purchase Agreement/

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.

By:	Highstar GP III Prism Fund, L.P., its General Partner

By:	Highstar Management III, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:
	Name:	Michael J. Miller
	Title:	Partner

/Signature Page to the Stock Purchase Agreement/

HIGHSTAR KNIGHT PARTNERS, L.P

By:	Highstar Knight Co-Investment GP, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:
	Name:	Michael J. Miller
	Title:	Partner

/Signature Page to the Stock Purchase Agreement/

HIGHSTAR KMI BLOCKER LLC

By:	Highstar III Knight Acquisition Sub, L.P., its managing member

By:	Highstar GP III Prism Fund, L.P., its General Partner

By:	Highstar Management III, LLC, its General Partner

By:	Highstar Capital LP, its attorney-in-fact

By:
	Name:	Michael J. Miller
	Title:	Partner

/Signature Page to the Stock Purchase Agreement/

ANNEX A

Seller	Number of Class P Shares	Aggregate Net Sale Proceeds	Weighted Average Per Share Net Sale Proceeds

CARLYLE PARTNERS IV KNIGHT, L.P.	7,586,640	$192,321,324.00	$25.35

CP IV COINVESTMENT, L.P.	697,144	$17,672,600.40	$25.35

CARLYLE ENERGY COINVESTMENT III, L.P.	24,489	$620,796.15	$25.35

CARLYLE/RIVERSTONE KNIGHT INVESTMENT PARTNERSHIP, L.P.	2,799,420	$70,965,297.00	$25.35

C/R KNIGHT PARTNERS, L.P.	4,141,892	$104,996,962.20	$25.35

C/R ENERGY III KNIGHT NON-U.S. PARTNERSHIP, L.P.	1,202,991	$30,495,821.85	$25.35

RIVERSTONE ENERGY COINVESTMENT III, L.P.	114,992	$2,915,047.20	$25.35

HIGHSTAR II KNIGHT ACQUISITION SUB, L.P.[1]	116,830	$2,961,640.50	$25.35

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.	767,819	$19,464,211.65	$25.35

HIGHSTAR KNIGHT PARTNERS, L.P.	749,165	$18,991,332.75	$25.35

HIGHSTAR KMI BLOCKER LLC	1,522,483	$38,594944.05	$25.35

TOTAL:	19,723,865	$499,999,977.75	$25.35

[1]

Highstar II Knight Acquisition Sub, L.P. shall have the right to elect by notice to Buyer on or before November 25, 2011 that it shall sell the total number of Class P Shares contemplated by this Annex A to be sold by each of Highstar II Knight Acquisition Sub, L.P., Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC. If Highstar II Knight Acquisition Sub, L.P. makes such an election, this Annex A shall automatically be amended without further action so that the “Number of Class P Shares” and the “Aggregate Net Sale Proceeds” for each of Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC are respectively added to the “Number of Class P Shares” and the “Aggregate Net Sale Proceeds” for Highstar II Knight Acquisition Sub, L.P., and thereafter each of Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC shall no longer be “Sellers” pursuant to this Agreement.

ANNEX B

Seller	Address

CARLYLE PARTNERS IV KNIGHT, L.P.	c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.,
Suite 220 South,
Washington, D.C. 20004-2505
Attn: Sameer Bhargava
Facsimile: (202) 347-1818

CP IV COINVESTMENT, L.P.	c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.,
Suite 220 South,
Washington, D.C. 20004-2505
Attn: Sameer Bhargava
Facsimile: (202) 347-1818

CARLYLE ENERGY COINVESTMENT III, L.P.	c/o Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor,
New York, NY 10019
Attn: Olivia Wassenaar
Facsimile: (212) 993-0077

CARLYLE/RIVERSTONE KNIGHT INVESTMENT	c/o Riverstone Holdings LLC
PARTNERSHIP, L.P.	712 Fifth Avenue, 51st Floor,
New York, NY 10019
Attn: Olivia Wassenaar
Facsimile: (212) 993-0077

C/R KNIGHT PARTNERS, L.P.	c/o Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor,
New York, NY 10019
Attn: Olivia Wassenaar
Facsimile: (212) 993-0077

C/R ENERGY III KNIGHT NON-U.S. PARTNERSHIP, L.P.	c/o Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor,
New York, NY 10019
Attn: Olivia Wassenaar
Facsimile: (212) 993-0077

RIVERSTONE ENERGY COINVESTMENT III, L.P.	c/o Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor,
New York, NY 10019
Attn: Olivia Wassenaar
Facsimile: (212) 993-0077

HIGHSTAR II KNIGHT ACQUISITION SUB, L.P.	c/o Highstar Capital LP
277 Park Avenue, 45th Floor
New York, NY 10172
Attn: Scott Litman
Facsimile: (646) 857-8848

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.	c/o Highstar Capital LP
277 Park Avenue, 45th Floor
New York, NY 10172
Attn: Scott Litman
Facsimile: (646) 857-8848

HIGHSTAR KNIGHT PARTNERS, L.P.	c/o Highstar Capital LP
277 Park Avenue, 45th Floor
New York, NY 10172
Attn: Scott Litman
Facsimile: (646) 857-8848

HIGHSTAR KMI BLOCKER LLC	c/o Highstar Capital LP
277 Park Avenue, 45th Floor
New York, NY 10172
Attn: Scott Litman
Facsimile: (646) 857-8848